Exhibit 1.1

ARBOR REALTY TRUST, INC.

AMENDMENT NO. 3 TO

EQUITY DISTRIBUTION AGREEMENT

August 7, 2020

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated February 13, 2014 (the “Original EDA”), between JMP Securities LLC (“JMP”), Arbor Realty Trust, Inc., a Maryland corporation (the “Company”) and Arbor Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), as amended by Amendment No. 1 to the Equity Distribution Agreement (“Amendment No. 1”), dated August 10, 2016, between JMP, the Company and the Operating Partnership and Amendment No. 2 to the Equity Distribution Agreement, dated August 2, 2019, between JMP, the Company and the Operating Partnership (together with the Original EDA and Amendment No. 1, the “Agreement”), pursuant to which the Company agreed to sell through JMP as placement agent, up to 7,500,000 shares of common stock, par value $0.01 per share, of the Company.  All capitalized terms used in this Amendment No. 3 (this “Amendment”) to the Agreement, between JMP, the Company and the Operating Partnership and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.  JMP, the Company and the Operating Partnership agree as follows:

A.    Amendments to Agreement.  The Agreement is amended as follows:

1.     The first sentence of the first paragraph of Section 1 of the Agreement is hereby deleted and replaced with the following:

“The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Placement Agent, acting as agent and/or principal, up to 10,000,000 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  Such amount of Securities available for offer and sale are in addition to any offers and sales of Securities made prior to the date hereof under the Prospectus Supplement filed by the Company and effective on August 2, 2019.”

2.     The first sentence of the second paragraph of Section 1 of the Agreement is hereby deleted and replaced with the following:

“The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-242377), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).”

3.     The second sentence of the second paragraph of Section 1 of the Agreement is hereby amended by deleting the words “(the “Prospectus Supplement”).”

4.     The fourth sentence of the second paragraph of Section 1 of the Agreement is hereby deleted and replaced with the following:

“Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Placement Agent, and any subsequent registration statement filed by the Company to replace such Registration Statement upon its expiration pursuant to Rule 415(a)(5) and (6) under the Act, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time; and “Prospectus Supplement” as used herein, means the most recent prospectus supplement specifically relating to the Securities filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, in the form furnished by the Company to the Placement Agent in connection with the offering of the Securities.”

5.     The second sentence of Section 5(a)(1) of the Agreement is hereby deleted and replaced with the following:

“The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof and no order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.”

6.     The first sentence of Section 5(a)(14) of the Agreement is hereby deleted and replaced with the following:

“The authorized, issued and outstanding stock of the Company is as set forth in the Company’s quarterly report on Form 10-Q for the six months ended June 30, 2020.”

7.     Section 5(a)(40) of the Agreement is hereby amended by deleting the words “December 31, 2014” in the penultimate sentence and replacing them with the words “December 31, 2020.”

8.     The first sentence of Section 6(b) of the Agreement is hereby amended by deleting the words “third (3rd)” and replacing them with “second (2nd)”.

9.     Section 7(p) of the Agreement is hereby amended by deleting the words “Allen & Overy LLP” and replacing them with “Debevoise & Plimpton LLP.”

10.   Section 9(a) of the Agreement is hereby amended by deleting the words “Allen & Overy LLP” and replacing them with “Debevoise & Plimpton LLP.”

11.   Schedule I to the Agreement is hereby deleted and replaced with the following:

Name	Jurisdiction of Organization	Type of Entity
Arbor Realty GPOP, Inc.	Delaware	Corporation
Arbor Realty Limited Partnership	Delaware	Limited Partnership (general partner is Arbor Realty GPOP, Inc.)
ARSR Holdings, LLC	Delaware	Limited Liability Company
Arbor Realty SR, Inc.	Maryland	Corporation
Arbor Realty Commercial Real Estate Notes 2017-FL2, Ltd.	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2017-FL3 Ltd.	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2018-FL1 Ltd.	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2019-FL1 Ltd.	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2019-FL2 Ltd.	Cayman Islands	Exempted Company with Limited Liability
Arbor Realty Commercial Real Estate Notes 2020-FL1 Ltd.	Cayman Islands	Exempted Company with Limited Liability
ARSR Alpine LLC	Delaware	Limited Liability Company (classified as a Corporation for tax purposes)
ARSR Private Label LLC	Delaware	Limited Liability Company (classified as a Corporation for tax purposes)

12.   Schedule II to the Agreement is hereby deleted and replaced with the following:

Name	Jurisdiction of Organization	Type of Entity	Percentage Ownership
ATM 450 LLC	Delaware	Limited Liability Company	57.92%
AC Flushing, LLC	New York	Limited Liability Company	50%
Richland Terrace Apartments, LLC	South Carolina	Limited Liability Company	25%
ABT ESI, LLC	Delaware	Limited Liability Company	23.75%
420 Fifth Associates, LLC	Delaware	Limited Liability Company	80%
Legacy Equity Investments Group LLC	Delaware	Limited Liability Company	51.33%
PE 25 LLC	Delaware	Limited Liability Company	43.44%
AR Prime	Delaware	Limited Liability Company	66.67%
JT Prime	Delaware	Limited Liability Company	33.37%
WSC Investors, LLC	Delaware	Limited Liability Company	50%
Lexford Pools 1/3 LLC	Delaware	Limited Liability Company	49%
HHC II LLC	Delaware	Limited Liability Company	50%
78 Bowery Realty LLC	Delaware	Limited Liability Company	50%

13.   The first sentence of the Form of Placement Notice attached as Exhibit A is amended to add the words “as amended on August 10, 2016, August 2, 2019 and August 7, 2020.”

14.   The third sentence of the form of Officer Certificate attached as Exhibit G is amended to add the words “and August 7, 2020” immediately after “, as amended on August 10, 2016 and August 2, 2019.”

B.     Prospectus Supplement.  The Company shall file a 424(b) Prospectus Supplement reflecting this Amendment within two Business Days of the date hereof.

C.     No Other Amendments.  Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

D.    Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

E.     Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

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If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

ARBOR REALTY TRUST, INC.

By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

ARBOR REALTY LIMITED PARTNERSHIP

By:	Arbor Realty GPOP, Inc., its General Partner

By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

ACCEPTED as of the date first above written:

JMP SECURITIES LLC

By:	/s/ Tosh Chandra
	Name:	Tosh Chandra
	Title:	Managing Director

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